EXHIBIT 99.1

Social Reality, Inc. to Pursue Strategic Alternatives for

SRAXmd Healthcare Business

LOS ANGELES, October 17, 2017 – Social Reality, Inc. (NASDAQ: SRAX) an advertising technology company providing the tools to automate digital marketers and content owners' campaigns across digital channels, announced management has engaged financial advisors to explore strategic alternatives for the SRAXmd business to maximize shareholder value. The range of alternatives that may be considered could include spinning off the business into its own public company, strategic acquisitions or a variety of other possible transactions.

SRAXmd works with healthcare and pharmaceutical companies and their agencies to engage healthcare professionals, patients and caregivers through digital and mobile advertising. SRAXmd has a patent-pending platform that allows for an event-triggered response for targeting to HCP facilities, to capture the attention of providers before they decide on a treatment course for patients.

“The ability to positively impact patient outcomes through real-time mobile targeting to professionals is the future of Non-Personal Promotion,” said Social Reality Co-Founder and Chief Innovations Officer Erin DeRuggiero. “We have delivered 100% year-over-year revenue growth for SRAXmd since the rollout of MD products in 2014. Non-Personal Promotion continues to evolve at a more rapid rate than traditional methodologies. As a company, we need to explore all corporate options available to us to help ensure we can capture what we expect will be a continuing surge in demand for our SRAXmd technologies, based largely upon the restrictions imposed upon pharma sales reps from calling on healthcare professionals at institutions and facilities."

Chardan Capital Markets, LLC and Noble Financial Capital Markets are serving as financial advisors in connection with these matters.

The company does not intend to disclose additional details unless and until it selects a course of action, and specifically disclaims any obligation to provide further updates to the market, except as specifically required by any applicable securities law or regulation. The company cannot predict whether or when any initiatives involving SRAXmd will occur, and there can be no assurance that any will be consummated.

About SRAXmd

SRAXmd engages healthcare professionals and patients with banner and video ad targeting through eight core products: DOCTRAX™, DOCTRAX MATCH™, DOME™, MOSEE, ROOMrx, SOCIALrx, CAUSErx and Coupon Intenders. Working directly with pharmaceutical companies and their media buying and planning agencies, the business is focused on deploying ads in real time with the use of triggering event data; de-identified and HIPAA-compliant distribution or claims data that allows for the right message to the right target at the right time.

About Social Reality

Social Reality, Inc. (NASDAQ: SRAX) is an advertising technology company providing the tools to automate digital marketers and content owners' campaigns across digital channels. SRAX's tools amplify performance and maximize profits for brands in the healthcare, CPG, automotive, wellness and lifestyle verticals through an omnichannel approach that integrates all aspects of the marketing experience into one platform. The company's machine-learning technology identifies brands' core consumers and their characteristics discovering new and measurable opportunities to target, reach and monetize audiences driving online and offline sales lift. For more information on how SRAX delivers a digital competitive advantage to surpass today's marketing challenges, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com